Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Intrinsic Medicine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share(1)	457(o)(2)	—	—	$28,750,000	(3)	0.0000927	$2,665.13
Fees to Be Paid	Equity	Warrant to purchase Common Stock to be issued to the Representative(4)	—	—	—	—		—	—
Fees Previously Paid	Equity	Warrant to purchase Common Stock to be issued to the Representative(4)	457(g)	—	—	—		—	—
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Warrant to purchase Common Stock to be issued to the Representative(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common Stock issuable upon exercise of the Warrant to purchase Common Stock to be issued to the Representative(1)	Other(5)	—	—	$1,796,875	(6)	0.0000927	$166.57
Fees to Be Paid	Equity	Placement Agent Warrant to purchase Common Stock(7)	—	—	—	—		—	—
Fees Previously Paid	Equity	Placement Agent Warrant to purchase Common Stock(7)	457(g)	—	—	—		—	—
Fees to Be Paid	Equity	Common stock issuable upon exercise of Placement Agent Warrant(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common stock issuable upon exercise of Placement Agent Warrant(1)	Other(5)	—	—	$753,645	(8)	0.0000927	$69.86
Fees to Be Paid	Equity	Common stock issuable upon conversion of the Bridge Notes held by Selling Stockholders(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common stock issuable upon conversion of the Bridge Notes held by Selling Stockholders(1)	457(o)(2)	—	—	$9,519,650	(9)	0.0000927	$882.47
Fees to Be Paid	Equity	Common stock issuable upon exercise of the Bridge Warrants issued to the Selling Stockholders(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common stock issuable upon exercise of the Bridge Warrants issued to the Selling Stockholders(1)	457(o)(2)	—	—	$3,265,794	(10)	0.0000927	$302.74
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share, issuable to a Selling Stockholder(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common Stock, $0.0001 par value per share, issuable to a Selling Stockholder(1)	457(o)(2)	—	—	$1,400,000	(11)	0.0000927	$129.78
Fees to Be Paid	Equity	Common stock issuable upon exercise of a warrant to purchase common stock issued to a Selling Stockholder(1)	—	—	—	—		—	—
Fees Previously Paid	Equity	Common stock issuable upon exercise of a warrant to purchase common stock issued to a Selling Stockholder(1)	457(o)(2)	—	—	$1,400,000	(12)	0.0000927	$129.78
	Total Offering Amounts					—			—
	Total Fees Previously Paid								$4,346.33
	Total Fee Offsets								$0
	Net Fee Due								$0
(1)

Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional shares of common stock as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended, or the Securities Act.

(3)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase, if any.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act. In connection with the sale and issuance by the Registrant of the common stock registered hereby, the Registrant has agreed to issue to the representative of the several underwriters, or the Representative, a warrant to purchase shares of common stock. In accordance with Rule 457(g) of the Securities Act, because the shares of the Registrant’s common stock underlying such warrant are registered hereby, no separate registration fee is required.

(5)	Determined in accordance with Rule 457(i) of the Securities Act.

(6)

The warrant to purchase common stock to be issued to the Representative is exercisable for a number of shares of common stock equal to 5.0% of the number of shares of common stock to be issued and sold by the Registrant in this offering, at an exercise price per share equal to 125% of the initial public offering price.

(7)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act. Represents an outstanding placement agent warrant to purchase common stock previously issued by the Registrant to the Representative, who served as placement agent in connection with the issuance and sale of certain of the Registrant’s securities. In accordance with Rule 457(g) of the Securities Act, because the shares of the Registrant’s common stock underlying such warrant are registered hereby, no separate registration fee is required.

(8)

The Placement Agent Warrant is exercisable for a number of shares of common stock equal to 5.0% of the number of shares of common stock registered hereby with respect to the Bridge Notes and Bridge Warrants, at a per share exercise price equal to 125% of the initial public offering price. Estimated based on 5.0% of the amount to be registered in connection with the conversion of the Bridge Notes (assuming full conversion of the principal and interest outstanding under the Bridge Notes on the closing date of this offering) and exercise of the Bridge Warrants (as estimated per (10) below) multiplied by 125% to reflect an exercise price equal to 125% of the initial public offering price.

(9)

Estimated based on the aggregate value of the principal amount outstanding under the Bridge Notes plus accrued interest through December 31, 2023, the maturity date of the Bridge Notes, which is the latest date upon which the Bridge Notes are convertible into shares of common stock.

(10)

Estimated pursuant to the terms of the Bridge Warrants, which provides that the Bridge Warrants are exercisable for shares equal to 50% of the number of shares issuable upon conversion of the Bridge Notes assuming full conversion of the principal and interest outstanding under the Bridge Notes on the closing date of this offering at aper share exercise price equal to 81.25% of the initial public offering price. Based on the foregoing, the amount reflects the estimated aggregate principal and accrued interest multiplied by 50%, which is further multiplied by 81.25% to reflect the per share exercise price equal to 81.25% of the initial public offering price.

(11)	Represents up to a maximum aggregate value of $1,400,000 of shares of common stock issuable prior to the closing of this offering pursuant to a consulting agreement with a certain selling stockholder.

(12)	Includes the estimated aggregate value of the shares of common stock issuable upon exercise of the SOSV Warrant at an exercise price of 81.25% of the initial public offering price.